UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2016

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry Into a Material Definitive Agreement.

On December 14, 2016, Chipotle Mexican Grill, Inc. and Pershing Square Capital Management, L.P. (together with funds it advises, “Pershing Square”) entered into a  letter of agreement (referred to herein as the “Investor Agreement”) regarding nominations to Chipotle’s Board of Directors and a number of related matters.

The Investor Agreement provides for the nominations of Ali Namvar and Matthew Paull for election to Chipotle’s Board at the 2017 annual meeting of shareholders and the 2018 annual meeting of shareholders, a procedure for replacing Mr. Namvar with a successor director in certain cases, and specified voting obligations of Pershing Square with respect to Chipotle’s annual shareholder meetings.    In accordance with the Investor Agreement, Pershing Square has further agreed to cause the resignation of Mr. Namvar from Chipotle’s Board in the event Pershing Square’s ownership of Chipotle’s outstanding common stock falls below 5%.

Under the Investor Agreement, Pershing Square is also subject to specified standstill restrictions lasting generally until the later of the advance notice period for nominating directors at Chipotle’s 2019 annual meeting of shareholders and a specified period after Pershing Square ceases to have any representatives serving on Chipotle’s Board.

Concurrent with the Investor Agreement, Chipotle and Pershing Square also entered into a Confidentiality Agreement allowing Pershing Square to receive non-public information regarding Chipotle, subject to specified confidentiality obligations. The form of the Confidentiality Agreement is included as an exhibit to the Investor Agreement.

The Investor Agreement contains various other obligations and provisions applicable to Chipotle and Pershing Square.

The foregoing descriptions of the Investor Agreement and the Confidentiality Agreement are qualified in their entirety by reference to the full text of the Investor Agreement (including the form of Confidentiality Agreement included as an exhibit thereto), which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2016, Chipotle Mexican Grill, Inc. appointed four new members to its Board of Directors: Paul Cappuccio, Robin Hickenlooper, Ali Namvar, and Matthew Paull.  Messrs. Namvar and Paul were appointed to the Board at the request of Pershing Square and in connection with the Investor Agreement described in Item 1.01, above; there are no arrangements or understandings with any person pursuant to which Mr. Cappuccio or Ms. Hickenlooper  were appointed to the Board.  Since the beginning of the last fiscal year, there have been no related party transactions between Chipotle and any of the newly-appointed directors that would be reportable under Item 404(a) of Regulation S-K.  The new director appointments increase the size of Chipotle’s Board to 12 members.  The Board has not yet made determinations regarding the appointment of any of the four newly-appointed directors to any committees of the Board.

Each new director other than Mr. Namvar will receive compensation as an outside director of Chipotle under the director compensation policies and programs as adopted by the Board from time to time.  The current Board Pay Policies are filed as Exhibit 10.1 to Chipotle’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015, filed with the Securities and Exchange Commission on April 22, 2015.  Mr. Namvar will waive his right to compensation as a member of the Board.

Each new director will also execute Chipotle’s standard form Indemnification Agreement for officers and directors, the form of which is filed as Exhibit 10.1 to Chipotle’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 21, 2007.

On December 16, 2016, Chipotle issued a press release announcing the matters addressed above.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.Financial Statements and Exhibits.

Exhibit 10.1	Investor Agreement dated December 14, 2016
Exhibit 99.1	Press Release dated December 16, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

December 19, 2016	By:	/s/ Jack Hartung
		Name:	Jack Hartung
		Title:	Chief Financial Officer

Exhibit Index

Exhibit 10.1	Investor Agreement dated December 14, 2016
Exhibit 99.1	Press Release dated December 16, 2016